                                                                    Exhibit 23.2
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-8, No. 333-          ) pertaining to the Young
Broadcasting Inc. 1995 Stock Option Plan and Young Broadcasting Inc. 401(k) Plan and to the incorporation by reference therein of our report dated February 14, 1997, with respect to the consolidated financial statements and schedule of Young Broadcasting Inc. and subsidiaries included in its Annual Report (Form 10-
K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                               Ernst & Young LLP


New York, New York
May 12, 1997